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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K/A

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                          April 1, 1997
         Date of Report (Date of Earliest Event Reported)



              American Electric Power Company, Inc.
      (Exact Name of Registrant as Specified in its Charter)



New York                            1-3525                  13-4922640
(State or other jurisdiction of    (Commission            (IRS Employer
incorporation or organization)      File Number)     Identification No.)


                        1 Riverside Plaza
                       Columbus, Ohio 43215
   (Address of principal executive offices, including zip code)


                          (614) 223-1000
       (Registrant's Telephone Number, including area code)

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

The audited financial statements of Yorkshire Electricity Group plc (Yorkshire Electricity) for the most recent fiscal year, together with the report of the auditors, as well as unaudited interim financial statements for September 30, 1996 and 1995 are included in Yorkshire Electricity's Report and Financial Statements for the year ended 31 March 1996 which is attached hereto as Exhibit 99 and are incorporated herein by reference.

(b)  Pro forma financial information.

Description of the transaction

The following discussion describes the pro forma effects on the historical consolidated financial statements of American Electric Power Company, Inc. (AEP) of the acquisition of Yorkshire Electricity by Yorkshire Power Group Limited (Yorkshire Power), a joint venture formed by subsidiaries of AEP and Public Service Company of Colorado (PSCo). The acquisition of Yorkshire Electricity was made by Yorkshire Holdings plc (Yorkshire Holdings), a wholly-owned subsidiary of the joint venture. The total consideration paid by Yorkshire Holdings to acquire Yorkshire Electricity is estimated to be approximately $2.4 billion (1.5 billion pounds sterling). The funds for the acquisition were obtained from AEP's and PSCo's subsidiaries' investment in Yorkshire Power of approximately $360 million (220 million pounds sterling) each, with the remainder obtained by Yorkshire Power through the issuance of non-recourse debt. Yorkshire Power, in turn, funded Yorkshire Holdings for the purpose of the acquisition. AEP's subsidiary initially funded its equity investment in Yorkshire Power with a $50 million cash investment from AEP, $10 million of short-term borrowing and a $300 million adjustable rate term loan under a long-term revolving credit agreement with Bank of New York as agent. AEP's investment in Yorkshire Power will be accounted for under the equity method of accounting.

A limited number of adjustments are required to reflect the pro forma effects of the transaction; therefore, the information is being furnished in a narrative format as permitted by Article 11 of Regulation S-X.

Periods presented

Unaudited pro forma income statement information is provided for the twelve months ended December 31, 1996, and for the three months ended March 31, 1997, as if the transaction had been consummated on

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January 1, 1996, and January 1, 1997, respectively.  Unaudited pro forma balance sheet information is provided as of March 31, 1997, as if the transaction had been consummated on such date. Pro forma income statement adjustments related to Yorkshire Power for the year ended December 31, 1996, reflect the twelve months ended December 31, 1996, and for the quarter ended March 31, 1997, reflect the three months ended December 31, 1996. Consequently, the pro forma income statement adjustments for the three month period ended March 31, 1997, are reflected in both periods.

Effects of pro forma adjustments on AEP's statements of income

The pro forma items necessary to reflect the acquisition of Yorkshire Electricity on AEP's statement of income include the recognition of equity in the estimated earnings of Yorkshire Power, an adjustment for interest expense on debt associated with AEP's investment in Yorkshire Power, and related income taxes. The estimated earnings of Yorkshire Power include the historical earnings of Yorkshire Electricity adjusted for the effects of purchase accounting (including increased depreciation on the revalued fixed assets and the amortization of goodwill), interest expense on debt issued by Yorkshire Power in connection with the acquisition, and related income taxes. AEP's equity in the resulting earnings is 50%, the same as its ownership interest in Yorkshire Power.

Yorkshire Electricity's historical earnings, based on United Kingdom generally accepted accounting principles, totaled 102.4 million pounds sterling ($159.8 million) for the twelve months ended December 31, 1996 and 19.6 million pounds sterling ($32.1 million) for the three months ended December 31, 1996. Included in Yorkshire Electricity's earnings is the effect of a nonrecurring adjustment related to the write-off of certain computer development costs which totaled 22.2 million pounds sterling (net of tax) for the twelve months and three months ended December 31, 1996.

The estimated effect of purchase accounting by Yorkshire Power and the conversion to United States generally accepted accounting principles would increase AEP's net income on a pro forma basis by approximately $19.4 million and $0.7 million for the twelve months ended December 31, 1996 and three months ended March 31, 1997, respectively. AEP's pro forma share of Yorkshire Power's earnings for the twelve months ended December 31, 1996 and three months ended March 31, 1997 would include, among other things, (a) increased depreciation of $5.2 million and $1.4 million, respectively, due to the revaluation of assets; (b) the amortization of goodwill of $21.1 million and $5.4 million, respectively; and (c) interest expense of $62.4 million and $16.4 million, respectively, on the non-recourse debt issued by Yorkshire

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
Power in connection with the acquisition. (All dollar amounts have been converted using the average exchange rates for the twelve month period and three month period of $1.561/pound sterling and $1.636/pound sterling, respectively.)

The following table shows the effect of the aforementioned pro forma adjustments on AEP's net income and earnings per share.
                                 Twelve Months Ended      Three Months Ended
                                  December 31, 1996         March 31, 1997
                                 Net        Earnings    Net          Earnings
                                Income      Per Share*  Income       Per Share*
                              (millions)              (millions)
                                      (unaudited)             (unaudited)
AEP                             $587.4        $3.14     $172.6          $0.92
Pro forma adjustments:
 Equity in Earnings
    Of Yorkshire Power**          19.4                     0.7
 Interest expense, net of tax    (11.3)                   (2.9)

Pro forma result                $595.5        $3.18     $170.4          $0.90

 * Based on the average number of common shares outstanding of 187,321,000 and 188,347,000 for the twelve months ended December 31, 1996, and three months ended
March 31, 1997, respectively.
** Includes $12.3 million, net of tax ($0.07 per share) for the twelve months ended December 31, 1996 and three months ended March 31, 1997 for a nonrecurring write-off by Yorkshire Electricity of certain computer development costs.

Effects of pro forma adjustments on AEP's balance sheet

The only pro forma adjustments needed to reflect the acquisition of Yorkshire Electricity on AEP's balance sheet are the incorporation of AEP's investment in Yorkshire Power of $360 million and the inclusion of the associated short-term and long-term debt. There is no pro forma impact on total common shareholders' equity. At March 31, 1997, AEP's unaudited balance sheet reported total assets of $15,905.7 million, other property and investments of $917.5 million, cash and cash equivalents of $86.1 million, short-term debt of $334.3 million and long-term debt of $4,786.6 million. After adjusting for AEP's estimated investment in Yorkshire Power, the pro forma March 31, 1997 balance sheet would report total assets of $16,215.7 million, other property and investments of $1,277.5 million, cash and cash equivalents of $36.1 million, short-term debt of $344.3 million and long-term debt of $5,086.6 million.

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(c)  Exhibits

The following exhibits are filed herewith:

Exhibit 23     Consent of Independent Public Accountants.
Exhibit 99     Yorkshire Electricity's Report and Financial
               Statements for the year ended 31 March 1996.
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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.


                              By:     /S/G.P. Maloney
                                        G.P. Maloney
                                        Vice President
                                        and Secretary



Dated: June 13, 1997